                                                                     EXHIBIT 4.8


                               PHASE2MEDIA, INC.
                          SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

     This Second Amended and Restated Registration Rights Agreement (the "Agreement") is made effective as of January 19, 2000 by and among Phase2Media, Inc., (f/k/a CKG Media.com, Inc., d/b/a Phase2Media) a Delaware corporation (the "Company"), each of the persons listed on the Schedule of Investors annexed hereto as Schedule 1 (the "Investors"), each of the persons listed on the
          ----------
Schedule of Series C Investors annexed hereto as Schedule 2 (the "Series C
                                                 ----------
Investors") and each of the persons listed on the Schedule of Series D Investors annexed hereto as Schedule 3 (the "Series D Investors").
                  ----------

                                    RECITALS

          A. Each Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, shares of the Company's Series A Preferred Stock, par value $.001 per share (the "Series A Preferred" or "Series A Preferred Stock") and shares of the Company's Series B Preferred Stock, par value $.001 per share (the "Series B Preferred" or "Series B Preferred Stock") on the terms and conditions set forth in that certain Securities Purchase Agreement, dated as of August 16, 1999 by and between the Company, each Investor and certain other parties (the "Securities Purchase Agreement").

          B. Certain of the Investors have also acquired from the Company common stock purchase warrants pursuant to that certain second closing purchase agreement dated as of December 23, 1999 by and between the Company and those certain Investors.

          C. Each Series C Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Series C Investor, shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred" or "Series C Preferred Stock") on the terms and conditions set forth in the Subscription and Purchase Agreement (the "Series C Purchase Agreement"), dated as of August 26, 1999 between the Company and the Subscriber.

          D. Each Series D Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Series D Investor, shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred" or "Series D Preferred Stock") on the terms and conditions set forth in the Subscription and Purchase Agreement dated of even date herewith between the Company and each Series D Investor (the "Series D Purchase Agreement").

          E. The obligations of the Company, each Investor, each Series C Investor, and each Series D Investor are conditioned, among other things, upon the execution and delivery of this Agreement by the Company, each Investor, each Series C Investor and each Series D Investor.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

          1.   Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission or any other
           ----------
Federal agency at the time administering the Securities Act.

          "Common Stock" means the Company's common stock, par value $.001 per
           ------------
share.

          "Conversion Stock" means the Common Stock issued or issuable pursuant
           ----------------
to conversion of the Series B Preferred, the Series C Preferred, the Series D Preferred or upon the exercise of the Warrants.

          "Exchange Act"  means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" means each Investor or any other person holding (i) Warrants
           ------
or Series B Preferred Stock, or (ii) Registrable Securities that is Conversion Stock as a result of the exercise of the Warrants or the conversion of the Series B Preferred Stock, in any event, to whom the rights under this Agreement have been transferred in accordance with Section 5.9 hereof.

          "Initiating Holders" means any Holder or Holders who, in the
           ------------------
aggregate, hold not less than twenty-five (25%) of the Registrable Securities then outstanding that are Conversion Stock.

          "Investor" means each of the persons listed on the Schedule of
           --------
Investors attached hereto as Schedule 1.
                             -----------

          "Preferred Stock" shall mean the Series B Preferred, Series C
           ---------------
Preferred and Series D Preferred.

          "Registrable Securities" means the Conversion Stock and any of the
           ----------------------
Company's Common Stock issued or issuable in respect of the Conversion Stock upon any conversion, stock split, stock dividend, recapitalization, or similar event; provided, however, that securities shall only be treated as Registrable
       --------  -------
Securities if and for so long as (i) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have not been sold in a private transaction in which the transferor's rights under this Agreement are not properly assigned in accordance with the terms hereof and (iii) the registration rights with respect to such securities have not terminated pursuant to Section 5.10.

          The phrase "Registrable Securities then outstanding"  or similar
                      ---------------------------------------
phrases shall mean the total number of Registrable Securities which are either
(i) shares of Common Stock then outstanding, (ii) shares of Common Stock issuable upon conversion of Series B Preferred then outstanding, (iii) shares of Common Stock issuable upon conversion of Series C Preferred then outstanding,
(iv) shares of Common Stock issuable upon conversion of Series D Preferred Stock then outstanding, and (v) shares of Common Stock issuable upon exercise of Warrants then outstanding.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise
           ---------------------
stated below, incurred by the Company in complying with Sections 5.1 and 5.2 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and expenses of one special counsel for all of the Holders, the Series C Holders and the Series D Holders as a single class, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legends set forth in Section 3 hereof.

          "Rule 144" shall mean Rule 144 of the Securities Act or any similar
           --------
Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Second Amended and Restated Securityholders' Agreement" shall mean
           ------------------------------------------------------
that certain agreement of even date by and among the Company, Vector Capital II, L.P. Hachette Filipacchi Interactions S.A., STV Partners II, L.L.C., P2M, LLC, GE Capital Equity Investments, Inc., Richard E. Glassberg, Robert E. Chmiel, R. Scott Ford, Thomas Mannion, Jason Liebowitz and Matthew Spengler and each of the parties listed on Schedule I, Schedule II, Schedule III, Schedule IV,
Schedule V and Schedule VI attached thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders, the Series C Holders and the Series D Holders.

          "Series C Holder" means each Series C Investor or any other person
           ---------------
holding (i) Series C Preferred Stock, or (ii) Registrable Securities which is Conversion Stock as a result of the conversion of the Series C Preferred Stock, in either case, to whom the rights under this Agreement have been transferred in accordance with Section 5.9 hereof.

          "Series C Initiating Holder" means any Series C Holder or Series C
           --------------------------
Holders who, in the aggregate, hold not less than twenty-five percent (25%) of the Registrable Securities then outstanding that are Series C Preferred Stock.

          "Series C Investor" means each of the persons listed on the Schedule
           -----------------
of Series C Investors attached hereto as Schedule 2.
                                         ----------

          "Series D Holder" means each Series D Investor or any other person
           ---------------
holding (i) Series D Preferred Stock, or (ii) Registrable Securities which is Conversion Stock as a result of the conversion of the Series D Preferred Stock, in either case, to whom the rights under this Agreement have been transferred in accordance with Section 5.9 hereof.

          "Series D Initiating Holder" means any Series D Holder or Series D
           --------------------------
Holders who, in the aggregate, hold not less than twenty-five percent (25%) of the Registrable Securities then outstanding that are Series D Preferred Stock.

          "Series D Investor" means each of the persons listed on the Schedule
           -----------------
of Series D Investors attached hereto as Schedule 3.
                                         ----------

          "Warrants" means those certain common stock purchase warrants issued
           --------
to certain of the Investors pursuant to that certain second closing purchase agreement dated as of December 23, 1999 as set forth on Schedule 4 annexed
                                                        ----------
hereto, and those certain common stock purchase warrants issued to or issuable to one of the Investors pursuant to that certain warrant agreement dated as of October 28, 1999 as set forth on Schedule 5 annexed hereto.
                                 ----------

          2.   Restrictions on Transferability.  The Preferred Stock, the
               -------------------------------
Warrants, the Conversion Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder, Series C Holder, Series D Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder, Series C Holder, Series D Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement including without limitation the restrictions set forth in Section 6 and the Second Amended and Restated Securityholders' Agreement.

          3.   Restrictive Legend.  Each certificate representing the Preferred
               ------------------
Stock, the Warrants, the Conversion Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. SUCH SHARES GENERALLY MAY NOT BE SOLD, TRANSFERRED, PLEDGED ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND SUCH STATE SECURITIES OR BLUE SKY LAWS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180-DAYS FOLLOWING THE EFFECTIVE DATE OF THE FIRST REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

          In addition, all such certificates shall also be stamped or otherwise imprinted with a legend in substantially the form set forth in Section 7.1(a) of the Second Amended and Restated Securityholders' Agreement.

          Each Holder, Series C Holder and Series D Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement. The Company shall be obligated to reissue a certificate without such legends promptly at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect (i) that the securities evidenced by such certificate may be lawfully disposed of without registration or qualification and (ii) that the restrictions referred to in such legends are no longer applicable to such holder or such holder's transferees or assigns.

          4.   Notice of Proposed Transfers.  In addition to other restrictions
               ----------------------------
on transfer which such holder, by agreement or otherwise, may be subject, the holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4 and Section 6 below. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement including, without limitation, Section 6 and this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if reasonably requested by the Company, the holder shall also provide, at such holder's expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that the Company
                                        --------  -------
shall not request an opinion of counsel or "no action" letter with respect to
(i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to any of its constituent partners, former partners, employees, members or former members, (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy or (iv) a transaction involving the transfer without consideration of Restricted Securities by a holder that is a partnership or a limited liability company to another partnership or limited liability company that is under common control with such holder (such transferee, an "Affiliated Partnership"). Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each holder of Restricted Securities agrees that it will not request that a transfer of the Restricted Securities be made or that the legend set forth in Section 3 be removed from the certificate representing the Restricted Securities, solely in reliance on Rule 144(k) if as a result thereof, the Company would be rendered subject to the reporting requirements of the Exchange Act.

          5.   Registration.
               ------------

               5.1   Requested Registration.
                     ----------------------

               (a)   Request for Registration.  In case the Company shall
                     ------------------------
receive from Initiating Holders, Series C Initiating Holders or Series D Initiating Holders a written request that the

Company effect any registration with respect to shares of Registrable Securities, the Company, subject to the provisions of Section 5.1(c) below, will:

                     (i) promptly, and in no event later than ten (10) days from receipt of such written request, give written notice of the proposed registration to all other Holders, Series C Holders or Series D Holders, as the case may be;

                     (ii) as soon as practicable, and in any event within ninety (90) days after receipt of such written request, use its best efforts to effect such registration as part of a firm commitment underwritten public offering (except in the event of an "S-3 Registration Request" as that term is defined in Section 5.1(a)(E) below, in which event no underwriting will be required, but the Company will nevertheless use its best efforts to effect the registration pursuant to such S-3 Registration Request); (it being expressly understood and agreed that in the event that the Company cannot effect such registration as part of a firm commitment underwritten public offering, the Company shall nevertheless be obligated to effect a registration in accordance with any such written request pursuant to this Section 5.1(a)(ii)) with underwriters reasonably acceptable to the Initiating Holders and the Company, or the Series C Initiating Holders and the Company, or the Series D Initiating Holders and the Company, as the case may be (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations), as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders or any Series C Holder or Series C Holders or any Series D Holder or Series D Holders joining in such request by delivering a written notice to such effect to the Company within twenty (20) days after receipt of such written notice from the Company; and

                     (iii) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3, or any comparable or successor form or forms, and to the extent possible, will use its best efforts to effect any registration requested hereunder on such Form S-3 or on any such comparable or successor form(s).

          Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this
Section 5.1:

                     (A) Prior to six (6) months after the effective date of the Company's first registered public offering of its equity securities;

                     (B) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided the Company intends in good faith to file on the estimated date, and provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                     (C) On behalf of the Initiating Holders after the Company has effected two registrations requested by the Initiating Holders, pursuant to this subparagraph 5.1(a), and such registrations have been declared or ordered effective; or

                     (D) On behalf of the Series C Initiating Holders, after the Company has effected two registrations requested by the Series C Initiating Holders pursuant to this subparagraph 5.1(a), and such registrations have been declared or ordered effective; or

                     (E) On behalf of the Series D Initiating Holders, after the Company has effected four registrations requested by the Series D Initiating Holders pursuant to this subparagraph 5.1(a) (two of which four registration requests must be requests for registration on Form S-3, or any successor form of short form registration statement (an "S-3 Registration Request"); or

                     (F) In the event that the Company shall furnish to the Initiating Holders, or the Series C Initiating Holders or the Series D Initiating Holders, as the case may be, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time. In such case, the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1(a) shall be deferred for a period not to exceed one hundred and twenty (120) days from the date of receipt of the written request from the Initiating Holders, the Series C Initiating Holders or the Series D Initiating Holders, as the case may be, provided that the Company may not exercise this deferral right more than once during any twelve month period or twice during the term of this Agreement.

               (b)   Reciprocal Piggyback Rights.  In the event that the Company
                     ---------------------------
shall commence the registration of Registrable Securities on behalf of the Initiating Holders, the Series C

Initiating Holders or the Series D Initiating Holders, as the case may be, pursuant to the provisions of the Section 5.1, simultaneously with the written request delivered by the Company pursuant to Section 5.1(a)(i) above, the Company shall also notify the class of holders who did not initiate the request for registration of same (by way of example, in the event the Initiating Holders made the request for registration, the Company would notify the Series C Holders and the Series D Holders of such, and similarly, in the event that the Series D Holders made the request for registration the Company would notify the Holders and Series C Holders of such) and such other class of holders (the "Non-Requesting Holders") shall have the right within ten (10) days from receipt of such written notice of the proposed registration requested by the other class of holders (the "Requesting Holders") to advise the Company in writing that they wish to be included in such registration. The Company, whether the registration is underwritten or otherwise, will use its best efforts to include the Registrable Securities of all Requesting and Non-Requesting Holders in any such registration (all Requesting and Non-Requesting Holders who have Registrable Securities included on any registration statement are sometimes collectively referred to as the "Registering Holders"). In the event that it is unable to do so (including but not limited to if the managing underwriter of any such registration determines that marketing factors require a limitation on the number of Registrable Securities to be underwritten), then the Registrable Securities to be included in the registration statement shall be allocated among all Registering Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Registering Holders at the time of the initial filing of the registration statement. To facilitate the allocation of any Registering Holders hereunder, the Company or the managing underwriter may round to the nearest one hundred (100) shares.

               (c)  Underwriting.  In the event of a registration pursuant to
                    ------------
Section 5.1 (except with respect to any S-3 Registration Request), the Company shall advise the Holders and/or the Series C Holders and/or the Series D Holders, as the case may be, as part of the notice given pursuant to Section 5.1(a)(i) and Section 5.1(b) above, that the right of any such Holder and/or Series C Holder and/or Series D Holder, as the case may be, to registration pursuant to Section 5.1 shall be conditioned upon such Holder's and/or such Series C Holder's and/or Series D Holder's participation, as the case may be, in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's and/or such Series C Holder's and/or Series D Holder's Registrable Securities, as the case may be, in the underwriting to the extent requested shall be limited to the extent provided therein.

          The Company shall, together with all Holders and/or Series C Holders and/or Series D Holders, as the case may be, proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter reasonably acceptable to the majority in interest of the Initiating Holders and/or Series C Initiating Holders and/or Series D Initiating Holders, as the case may be. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders and/or Series C Initiating Holders and/or Series D Initiating Holders, as the case may be, in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and/or Series C Holders and/or Series D Holders, as the case may be, requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and/or Series C Holders, and/or Series D Holders, as the case may be, requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. In the event that any Registrable Securities are excluded from the underwriting by reason of the underwriter's marketing limitations, (i) such excluded shares shall be excluded from the registration and (ii) no shares that are not Registrable Securities shall be included in the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or any Series C Holder and/or Series D Holder, as the case may be, to the nearest one hundred (100) shares. If any Holder and/or any Series C Holder, and/or Series D Holder as the case may be, of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

          5.2  Company Registration.
               --------------------

               (a)  Notice of Registration.  If at any time or from time to time
                    ----------------------
the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder, Series C Holder, Series D Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                    (i) promptly, and in no event later than ten (10) days after determining to proceed with such registration, give to each Holder, each Series C Holder and each Series D Holder written notice thereof; and

                    (ii) include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after the date of such written notice from the Company, by any Holder, Series C Holder or Series D Holder.

               (b)  Underwriting.  If the registration of which the Company
                    ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders, the Series C Holders and the Series D Holders, as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder, any Series C Holder or any Series D Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's, such Series C Holder's and such Series D Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

     All Holders, Series C Holders and Series D Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this
     Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders, Series C Holders and Series D Holders requesting to include Registrable Securities in the registration and underwriting and the number of shares of Registrable Securities that the managing underwriter has determined that may be included in the registration and underwriting shall be allocated among them in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement; provided that the managing underwriter may determine that marketing factors prohibit the inclusion of any Registrable Securities. In the event that any Registrable Securities are excluded from the underwriting by reason of the underwriter's marketing limitations, (i) such excluded shares shall be excluded from the registration, and (ii) other than shares to be issued and sold by the Company, no shares that are not Registrable Securities shall be included in the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder, any Series C Holder or any Series D Holder to the nearest one hundred (100) shares. If any Holder, Series C Holder or any Series D Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

               (c)  Right to Terminate Registration.  The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder, any Series C Holder or any Series D Holder has elected to include any securities in such registration.

          5.3  Limitations on Subsequent Registration Rights.  The Company shall
               ---------------------------------------------
not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights equal or superior to the rights granted hereunder without the written consent of the holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, Series D Investors who purchase shares of Series D Preferred in any Supplemental Initial Closing (as that term is defined in the Series D Purchase Agreement) shall become parties to this agreement by executing a counterpart hereof and
Schedule 3 shall be amended accordingly.

          5.4  Expenses of Registration.  All Registration Expenses incurred
               ------------------------
pursuant to Section 5.1 and Section 5.2 shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders, Series C Initiating Holders or Series D Initiating Holders cause the Company to begin a registration pursuant to Section 5.1, and the request for such registration is subsequently withdrawn by the Requesting Holders requesting such registration or such registration is not successfully completed due to no fault of the Company, the class of holders represented by the Requesting Holders shall be deemed to have forfeited their right to a registration under Section 5.1, unless such Requesting Holders pay for, or reimburse the Company for, all of the Registration Expenses incurred in connection with such withdrawn or incomplete registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders, the Series C Holders and the Series D Holders shall be borne by the Holders, the Series C Holders and the Series

D Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

          5.5  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Agreement, the Company will keep each Registering Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will, as expeditiously as reasonably possible:

               (a) Prepare and file with the Commission a registration statement, the prospectus, and such amendments and supplements as may be necessary and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed.

               (b) Furnish to the Registering Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents, including any amendment or supplement to the prospectus, as such underwriters and Registering Holders may reasonably request in order to facilitate the public offering of such securities.

               (c) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement.

               (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms satisfactory to the managing underwriter of such offering.

               (e) Notify each Registering Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (f) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed.

               (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          5.6  Indemnification.  For the purposes of the remainder of this
               ---------------
Section 5 (i.e. Sections 5.6, 5.7, 5.8, 5.9 and 5.10 hereof), the term "Holder" shall mean each Holder and each

Series C Holder and each Series D Holder or any other person holding Registrable Securities to whom rights under this Agreement have been transferred in accordance with Section 5.9 hereof.

               (a) The Company will indemnify each Holder, each of its officers, directors, members, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) (including, without limitation, reasonable attorney's fees and expenses and expenses related to charges, proceedings, demands and judgments), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance (including, without limitation, any qualification and compliance activities incident to any such registration), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members, partners and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use in connection with such registration. The obligation of the Company pursuant to this Section 5.6(a) to indemnify the parties identified herein shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld.

               (b) To the extent provided below, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and any underwriter of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The indemnification obligations of the Holders under this Section 5.6(b) shall only apply to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder expressly stating that such information may be included in such document. Each Holder will reimburse each person entitled to indemnification by such Holder hereunder for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.6(b) with respect to a registration shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities in such registration. The obligation of any Holder pursuant to this
Section 5.7(b) to indemnify the parties identified herein shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder, such consent not to be unreasonably withheld.

               (c)  Each party entitled to indemnification under this Section
5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder from sales of Registrable Securities in such offering.

          5.7  Information by Holder.  Each Holder, Series C Holder or Series D
               ---------------------
Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder, Series C Holder or Series D Holder, the Registrable Securities held by them and the distribution proposed by such Holder, Series C Holder or Series D Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

          5.8  Exchange Act Reports.  With a view to making available the
               --------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public pursuant to a registration statement on Form S-3 or without registration pursuant to Rule 144, in each case, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) Take such other action as may be necessary to allow the Holders, Series C Holders and Series D Holders to utilize Form S-3, or any successor form, for the resale of their Registrable Securities; and

               (d) So long as a Holder, Series C Holder or Series D Holder owns any Restricted Securities, to furnish to the Holder, Series C Holder or Series D Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), that it qualifies as a registrant whose securities may be resold pursuant to a registration statement on Form S-3, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder, Series C Holder or Series D Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder, Series C Holder or Series D Holder to sell any such securities without registration.

          5.9  Transfer of Registration Rights.  The rights to cause the Company
               -------------------------------
to register securities granted Holders, Series C Holders and Series D Holders under Sections 5.1 and 5.2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder, Series C Holder or Series D Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee, following such transfer, holds a number of Registrable Securities equal to at least 10% of the total number of Registrable Securities then outstanding or such assignee receives 25% of the transferor's Registrable Securities, (iii) written notice is promptly given to the Company, and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item
(ii) above to (x) any constituent partner, former partner, member or former member, or shareholder of a Holder, Series C Holder or Series D Holder which is a partnership, limited liability company or corporation; (y) a family member of a Holder, Series C Holder or Series D Holder or trust for the benefit of a Holder, Series C Holder or Series D Holder, the spouse of a Holder, Series C Holder or Series D Holder or issue of a Holder, Series C Holder or Series D Holder; or (z) any Affiliated Partnership or any corporation, partnership, limited liability company or other entity of which at least 75% in interest is owned or controlled, directly or indirectly, by one or more of the persons described in (x) or (y), or is under common control with such person. Registrable Securities acquired by two or more transferees which are affiliates of each other shall be aggregated for the purpose of determining satisfaction of the requirement set forth in item (ii) above.

          5.10 Termination/Suspension of Registration Rights.  The rights
               ---------------------------------------------
granted pursuant to Sections 5.1 and 5.2 of this Agreement shall (i) terminate as to any Holder, Series C Holder or Series D Holder upon the date seven years after the effective date of the Company's initial public offering and (ii) shall be suspended as to a Holder, Series C Holder or Series D Holder during such earlier periods of time as a public market for the Company's Common Stock exists and such Holder, Series C Holder or Series D, as the case may be, may sell all Registrable Securities held by such Holder, Series C Holder or Series D Holder within one ninety (90) day period under Rule 144.

          6.   Lockup Agreement.  Each Investor, Series C Investor, Holder,
               ----------------
Series C Holder, Series D Investor and Series D Holder and transferee hereby agrees that, in connection with the first registration of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by any representative of the underwriters (the "Managing Underwriter"), none of such persons shall sell or otherwise transfer any Registrable Securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter, with such period not to exceed one hundred and eighty (180) days (the "Market Standoff Period"), following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that the
                                            --------  -------
restriction contained in this Section 6 shall not apply unless (i) all officers and directors of the Company, all persons holding more than one percent (1%) of the Company's outstanding voting securities and all persons with registration rights similar to those provided for in Section 5.1 or 5.2 above are each bound by similar lockup provisions as of the time of such registration and (ii) any discretionary waivers or terminations of the lockup provisions contained herein or contained in other agreements with the persons described in clause (i) are applied or offered to all persons subject to such lockup restrictions on a pro rata basis based on the number of securities of the Company held by each such person (on an as-converted to Common Stock basis, in the case of convertible securities) subject to such lockup provisions. Notwithstanding anything contained in this Section 6 to the contrary, during the Market Standoff Period, each Investor, Series C Investor, Series D Investor, Holder, Series C Holder and Series D Holder shall be permitted to effect private sales of their Registrable Securities provided that the purchaser of such Registrable Securities purchases such Registrable Securities subject to the terms of this Section 6. The Company may impose stop-transfer instructions with respect to securities subject to the restrictions contained in this Section 6 until the end of such Market Standoff Period. Notwithstanding the foregoing, the provisions of this Section 6 shall not apply to any registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction within Rule 145 of the Securities Act on Form S-4 or similar form which may be promulgated in the future.

          7.   Governing Law.  This Agreement and the legal relations between
               -------------
the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York, as applied to agreements entered into and wholly performed in New York, without giving effect to the conflicts principles thereof. The parties hereto agree to submit to the jurisdiction and venue of the federal and state courts of the State of New York, County of New York with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

          8.   Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto, including but not limited to that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated as of August 16, 1999 among the Company and each of the persons listed on the Schedule of Investors attached thereto as
Schedule 1 and that certain First Amended and Restated Registration Rights Agreement dated as of August 26, 1999 (the "First Amended Registration Rights Agreement") among the Company, each of the persons listed on the Schedule of Investors attached thereto as Schedule 1 and each of the persons listed on the Schedule of Series C Investors attached thereto as Schedule 2, and that certain Amendment No. 1 ("Amendment No. 1") to the First Amended and Restated Registration Rights Agreement dated as of December 23, 1999, it being expressly understood and agreed that upon the execution of this Agreement, each of the Registration Rights Agreement, the First Amended Registration Rights Agreement and Amendment No. 1 shall be automatically and irrevocably terminated in their entirety and each such agreement shall be of no further force and effect.

          9.   Notices, etc.   All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission with written confirmation, by hand, by overnight delivery or by messenger, addressed:

               (a) if to a Holder, Series C Holder, at such Holder's, Series C Holder's or Series D Holder's address or addresses as set forth in under such Holder's, Series C Holder's or

Series D Holder's signature below, or at such other address as such Holder, Series C Holder or Series D Holder shall have furnished to the Company.

               (b)  if to the Company, to:

               Phase2Media, Inc.
               420 Lexington Avenue, 26/th/ floor
               New York, NY 10170
               Attn: Chief Executive Officer

     or at such other address as the Company shall have furnished to the Holders and Series C Holders, with a copy to:

               Zukerman Gore & Brandeis, LLP
               900 Third Avenue
               New York, NY 10022
               Attn: Clifford A. Brandeis, Esq.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          10.  Counterparts.  This Agreement may be executed in two or more
               ------------
original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. In addition, whether or not any express assignment has been made, the provisions of this Agreement shall be binding upon any successor or assignee.

          12.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent allowed by such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12.  Amendments and Waivers.  Any term hereof may be amended and the
               ----------------------
observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the (i) Company, (ii) holders who beneficially own at least two-thirds of the Registrable Securities then outstanding, and (iii) the affirmative written consent of the beneficial holders representing a majority of the class of securities issued and outstanding against whom enforcement of any amendment or waiver is sought (i.e., Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) in the event that any such waiver, change, modification or discharge adversely affects a class of securities in a manner inconsistent or disproportionate with the manner in which all classes of securities are affected by such waiver, change, modification or discharge, provided, however, that in the event that the party against whom enforcement of any amendment or waiver is sought are the Series D Preferred Holders, the affirmative written consent of holders who beneficially own at least two-thirds of the Series D Preferred Stock issued and outstanding shall be required. Any amendment or waiver so effected (or effected pursuant to Section 5.3) shall be binding upon all parties hereto.

          14.  Jury Waiver.   The parties hereto waive all right to trial by
               -----------
jury of any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement or the transactions contemplated hereby whether grounded in tort, contract or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

     The Company:

     Phase2Media, Inc.
          a Delaware corporation

     By: /s/ Richard S. Nachmias
        -------------------------
        Name:  Richard S. Nachmias
        Title: CFO

     Investor:

     Vector Capital II, L.P.

     By: Vector Capital Partners II, L.L.C., General Partner

     By: /s/ Alex Slusky
        -------------------------
     Alex Slusky, Managing Member

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104

     Other Investors:

     /s/ Robert Amen
     -----------------------
     Robert Amen

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104

     /s/ Barbara Lewis
     -----------------------
     Barbara Lewis

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104

     /s/ Christopher G. Nicholson
     -----------------------
     Christopher G. Nicholson

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104

     /s/ Jennifer Taylor
     -----------------------
     Jennifer Taylor


     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104


     HACHETTE FILIPACCHI INTERACTIONS S.A.


     By: /s/ Herve Digne
        --------------------
     Name:  Herve Digne
     Title: President

     Address for Notices:

     149, Rue Anatole France
     92534 Levallois - Perret Cedex
     France

     Series C Investors:

     Vector Capital II, L.P.

     By: Vector Capital Partners II, L.L.C., General Partner

     By: /s/ Alex Slusky
        -------------------------
     Alex Slusky, Managing Member

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104

     STV Partners II, L.L.C.


     By: /s/ Jerome C. Silvey
        -------------------------
          Jerome C. Silvey
          General Manager

     Address for Notices:

     391 W. Putnam
     Greenwich CT 06830

     P2M, LLC

     By: /s/ Kevin Eilian
        -------------------------
          Kevin Eilian
          Managing Member

     Address for Notices:
     _______________________
     _______________________



     /s/ John W. Danner
     ----------------------------------------
     John W. Danner as Trustee for the John W.
     Danner Separate Property Trust UDT 4/6/99


     Address for Notices:

     147 La Sandra Way
     Portola Valley, CA 94028

     Series D Investors:

     GE CAPITAL EQUITY INVESTMENTS,  INC.


     By: /s/ Steve Smith
        ----------------------
      Name:  Steve Smith
      Title: Managing Director

     Address for Notices:

     120 Long Ridge Road
     Stamford, CT 06972


     VECTOR CAPITAL II, L.P.


     By:  Vector Capital Partners II, LLC, as General Partner

     /s/ Alex Slusky
     --------------------------
     By:  Alex Slusky
     Title: Managing Member

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104


     VECTOR MEMBER FUND II, LP


     By: /s/ Alexander R. Slusky
        -------------------------
     Name:  Alexander R. Slusky
     Title: Managing Member, Vector Capital Partners II L.L.C.
            The General Partner of Vector Member Fund II, L.P.

     Address for Notices:

     VECTOR CAPITAL
     456 MONTGOMERY STREET, 19TH FLOOR
     SAN FRANCISCO, CA 94104

     HACHETTE FILIPACCHI INTERACTIONS S.A.


     By: /s/ Herve Digne
        -------------------------
     Name:  Herve Digne
     Title: President

     Address for Notices:

     149 Rue Anatole France
     92534 Levallois - Perret Cedex France


     /s/ Jeffrey D. Zukerman
     ----------------------------
     Jeffrey D. Zukerman

     Address for Notices:

     C/o Zukerman Gore & Brandeis
     980 Third Ave
     NYC 10022


     /s/ Nathaniel S. Gore
     ----------------------------
     Nathaniel S. Gore

     Address for Notices:

     C/o Zukerman Gore & Brandeis
     980 Third Ave
     NYC 10022

     /s/ Clifford A. Brandeis
     ----------------------------
     Clifford A. Brandeis

     Address for Notices:

     C/o Zukerman Gore & Brandeis
     980 Third Ave
     NYC 10022

     /s/ Andrew M. Chonoles
     ----------------------------
     Andrew M. Chonoles

     Address for Notices:

     C/o Zukerman Gore & Brandeis
     980 Third Ave
     NYC 10022

     /s/ Kent Baum
     ----------------------------
     Kent Baum

     Address for Notices:

     C/o Deutche Bank Alex.Brown
     101 California Street
     San Francisco, CA 94111

/s/ Herve Digne
--------------------------------
Herve Digne


Address for Notices:

c/o Hachette Filipacchi Interactions
------------------------------------
149, rue Anatole France,
------------------------
92534 Levallois - Perret Cedex France
-------------------------------------


/s/ Richard LeFurgy
---------------------------------
Richard LeFurgy


Address for Notices:

Walden VC, 750 Battery St, Suite 700
------------------------------------
San Francisco, CA 94111
-----------------------


/s/ Steven Eskenazi
---------------------------------
Steven Eskenazi


Address for Notices:

Walden VC, 750 Battery St
-------------------------
San Francisco, CA 94111
-----------------------


/s/ Robert Petrocelli
---------------------------------
Robert Petrocelli


Address for Notices:

10 Byrd St.
-----------------
Rye, NY 10580
-----------------


/s/ Louis LaTorre
---------------------------------
Louis LaTorre


Address for Notices:

39 Eagle Ct
-----------
W. Plains NY 10601
------------------

STV PARTNERS IX, LLC


By: /s/ Jerome Silvey
    -----------------------------------
Name: Jerome Silvey
Title: General Manager


Address for Notices:

391 W. Putman
Greenwich, CT 06830
----------------------

P2M INVESTMENT PARTNERSHIP


By: /s/ Thomas C. Janson, Jr.
    -----------------------------------
Thomas C. Janson, Jr.
---------------------
General Partner
----------------------

Address for Notices:

C/O Thomas C. Janson, Jr.
-------------------------
120 Fence Row Drive
-------------------
Fairfield, CT 06430


/s/ John W. Danner
---------------------------------------
John W. Danner as Trustee for the John W.
Danner Separate Property Trust UDT 4/6/99


Address for Notices:

147 La Sandra Way
-----------------
Portola Valley, CA 94028
------------------------
                                      26